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                                                                     Exhibit 8.1


                      [HOGAN & HARTSON L.L.P. LETTERHEAD]

                               December 30, 1999



Host Marriott Corporation
10400 Fernwood Road
Bethesda, MD 20817

Ladies and Gentlemen:

     We have acted as special tax counsel to Host Marriott Corporation, a Maryland corporation ("Host REIT"), and Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with the registration by Host REIT of 16,859,003 shares of its common stock, par value $0.01, as described more fully in the Registration Statement on Form S-3 (Registration No. 333-93157) filed with the Securities and Exchange Commission (the "Registration Statement," which includes the "Prospectus" of Host REIT) on December 21, 1999. In connection with such registration, you have requested our opinion as to certain federal income tax matters set forth in this letter. Capitalized terms used in this letter, unless otherwise defined herein, shall have the same meaning as set forth in the Prospectus.

Bases for Opinions

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue merely represents counsel's best judgment with respect to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary
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Host Marriott Corporation
December 30, 1999
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position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

     In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including the following:

     (1) the Registration Statement and the Prospectus;

     (2) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 30, 1998, as amended through the date hereof;

     (3) the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT, filed with the State Department of Assessments and Taxation of Maryland on December 29, 1998, and the Bylaws of Host REIT, as amended;

     (4) the Articles of Incorporation of Crestline Capital Corporation, a Maryland corporation ("Crestline"), dated November 9, 1998, and the Bylaws of Crestline;

     (5) the partnership agreement of each partnership and the operating agreement of each limited liability company in which either Host REIT or the Operating Partnership has a direct or indirect interest;

     (6) all real estate leases on the hotels in which the Operating Partnership has a direct or, through a Subsidiary Partnership (as such term is defined herein), an indirect interest (the "Hotels") and pursuant to which the Operating Partnership or a Subsidiary Partnership, as lessor or sub-lessor, leases a hotel to a lessee or sub-lessee, respectively, the majority of which Hotels are leased to subsidiaries of Crestline (the "Lessees") (collectively, the "Leases," which term includes, without limitation, the lease of the Marriott Harbor Beach Resort from Lauderdale Beach Association to Marriott Hotel Services, Inc. (the "Harbor Beach Lease")), and the term sheet for each Lease (for purposes of this letter, "Subsidiary Partnership" means each partnership, limited liability company or other entity treated as a partnership for federal income tax purposes in which either Host REIT or the Operating Partnership has a direct or indirect interest);
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Host Marriott Corporation
December 30, 1999
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     (7) the Certificate of Incorporation, dated December 3, 1998, and the
Bylaws, dated December 14, 1998, of Fernwood Hotel Assets, Inc. ("Fernwood"), and the Amended and Restated Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Rockledge Hotel Properties, Inc. ("Rockledge," and together with Fernwood and any other similarly structured corporation, the "Non-Controlled Subsidiaries");

     (8) the Declaration of Trust for the Host Marriott Statutory
Employee/Charitable Trust, a Delaware business trust (the "Host
Employee/Charitable Trust"), dated December 30, 1998, and the Declaration of Trust for the Host Marriott Employees' Trust, a common law trust formed under Maryland law, dated December 30, 1998;

     (9) the Consent, Assignment, Assumption and Amendment of Management Agreement entered into by and among the owner of each Hotel, the lessee under the applicable Lease (other than the Harbor Beach Lease), and the manager of the Hotel, which agreement relates to the impact of the applicable Lease and management agreement on the relationship among the parties to the agreement (the "Owners Agreement");

     (10) with respect to each class or series of preferred stock of Host REIT, the Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT establishing and fixing the rights and preferences of such class or series of preferred stock; and

     (11) any other documents as we deemed necessary or appropriate.

     The opinions set forth in this letter also are premised on certain written factual representations of Host REIT and the Operating Partnership regarding the organization, ownership and operations (including the income, assets, businesses, liabilities, properties and accumulated undistributed earnings and profits) of Host REIT, the Operating Partnership, the Subsidiary Partnerships, the Non-Controlled Subsidiaries, the Host Employee/Charitable Trust, and Crestline and the Lessees contained in a letter to us dated November 29, 1999, (the "Representation Letter") which representations were confirmed as true and accurate, as of December 30,1999, in a letter from Host REIT and the Operating Partnership to us dated December 30,1999.
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Host Marriott Corporation
December 30, 1999
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     For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Registration Statement, the Prospectus or the Representation Letter. We consequently have relied upon representations in the Representation Letter and upon the assumption that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

     In this regard, we have assumed with your consent the following:

     (i) that all of the representations and statements set forth in the documents that we reviewed (including the Representation Letter) (collectively, the "Reviewed Documents") are true and correct and will continue to be true and correct, that any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification, each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and that all of the obligations imposed by the Reviewed Documents on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms;

     (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

     (iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

     (iv) that each of Host REIT, the Operating Partnership, the Subsidiary Partnerships, Crestline, the Non-Controlled Subsidiaries, and the Lessees has been and will continue to be operated in the manner described in the relevant partnership agreement, limited liability company operating agreement, articles of incorporation or other organizational documents and in the Prospectus, and that the Host Employee/Charitable Trust has been and will continue to be operated in the manner described in its declaration of trust and in the Prospectus;
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Host Marriott Corporation
December 30, 1999
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     (v) that each of Host REIT, the Operating Partnership, the Subsidiary
Partnerships, Crestline, the Non-Controlled Subsidiaries, the Lessees, and the Host Employee/Charitable Trust was duly incorporated or organized and is and will continue to be validly existing under the applicable law;

     (vi) as represented by Host REIT and the Operating Partnership, that each of the Leases has been and will continue to be enforced at all times in accordance with its terms, and that each of the lessors and lessees under the Leases has acted and will continue to act at all times in accordance with the terms thereof;

     (vii) that the lessor and lessee under each Lease have not entered and will not enter into any agreement with a secured lender that would have the effect of negating their respective rights and responsibilities as landlord and tenant pursuant to such Lease;

     (viii) as represented by Host REIT and the Operating Partnership, that there are and will be no agreements or understandings between Host REIT or the Operating Partnership, on the one hand, and the Host Employee/Charitable Trust, which owns 100% of the voting stock of each Non-Controlled Subsidiary, or either of the Non-Controlled Subsidiaries themselves, on the other hand, that are inconsistent with the Host Employee/Charitable Trust being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of each of the Non-Controlled Subsidiaries; and

     (ix) as represented by Host REIT and the Operating Partnership, no member of the Marriott family, or any entity in which any member of the Marriott family owns an interest, nor any other shareholder of Host REIT owns or will own (determined by taking into account the attribution rules under Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) more than 9.9% by value of Host REIT.

     Any variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Registration Statement, the Prospectus and the Representation Letter) may adversely affect the conclusions stated herein.
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Host Marriott Corporation
December 30, 1999
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Opinions

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that:

     1. Host REIT is organized in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for its taxable year beginning January 1, 1999, and Host REIT's current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 1999 and thereafter.

     2.  The Leases will be respected as leases for federal income tax purposes.

     3. The discussion in the Prospectus under the heading "Federal Income Tax Consequences," to the extent that it describes provisions of federal income tax law, is correct in all material respects.

                                   * * * * *

     Host REIT's ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes. If one or more Leases are not respected as leases for federal income tax purposes, Host REIT may fail to qualify as a REIT. The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances. In addition, for the rents payable under a Lease to qualify as "rents from real property" under the Code, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees. In delivering the opinions set forth above that Host REIT's current and proposed method of operation (as described in the Representation Letter) will enable Host REIT to meet the requirements for qualification and taxation as a REIT for its taxable year commencing January 1, 1999 and subsequent taxable years, and that the Leases will be respected as leases for federal income tax purposes, we expressly rely upon, among other things, Host REIT's representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases, the intent and economic expectations of the parties to the Leases, the allocation of various economic risks between the parties to the Leases, taking into account all
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Host Marriott Corporation
December 30, 1999
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surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, the conduct of the parties to the Leases, and the conclusion that, except in connection with the Harbor Beach Lease and any other leases that Host REIT acknowledges will not qualify as producing "rent from real property" under the Code, such terms are not being used as a means to base the rent paid on the income or profits of the lessees. We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the lessees).

     Host REIT's ability to qualify as a REIT for its taxable year commencing January 1, 1999 also depends upon Host REIT not having as of December 31, 1999 any "earnings and profits" accumulated in any prior taxable year of Host REIT or any of its predecessors or subsidiaries (which would be based on the consolidated earnings and profits of Host REIT (including each of its predecessors) accumulated from 1929, the first year that a predecessor of Host REIT was a "C" corporation, through and including 1998). The calculation of "earnings and profits" depends upon a number of factual and legal interpretations related to the activities and operations of Host REIT's predecessors and their corporate affiliates during their entire corporate existence and is subject to review and challenge by the IRS. Host REIT has represented to us for purposes of our opinions that Host REIT will have distributed by the close of its taxable year commencing January 1, 1999 any "earnings and profits" accumulated in any prior taxable year of Host REIT or any of its predecessors or subsidiaries. There can be no assurance, however, that the IRS will not examine the tax returns of Host REIT's predecessors and their affiliates for all years prior to 1999 and propose adjustments to increase their taxable income, which could result in Host REIT being considered to have undistributed "earnings and profits" at the close of its taxable year commencing January 1, 1999, in which event Host REIT would not qualify as a REIT for such year. We express no opinion as to Host REIT's current and accumulated "earnings and profits" or whether Host REIT will be considered to have undistributed "earnings and profits" at the close of 1999.

     Host REIT's qualification and taxation as a REIT depends upon Host REIT's ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various
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Host Marriott Corporation
December 30, 1999
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qualification tests imposed under the Code and described in Prospectus. We have relied upon representations of Host REIT and the Operating Partnership with respect to these matters (including those set forth in the Registration Statement, the Prospectus and the Representation Letter) and will not review Host REIT's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Host REIT's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues in the section of the Prospectus under the heading "Federal Income Tax Consequences."

     We assume no obligation to advise you of any changes in our opinions subsequent to the delivery of this opinion letter.

     This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your benefit in connection with the filing of the Registration Statement. This opinion letter may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with any governmental agency or otherwise referred to without our prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Hogan & Hartson L.L.P. under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not thereby admit that we are an expert within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.